UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

Lear Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): Payment of Filing Fee (Check the appropriate box):
☒    No fee required.

☐    Fee paid previously with preliminary materials.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and     0-11.

Supplemental Material to our Proxy Statement

This proxy statement supplement (this “Supplement”) dated May 5, 2023, supplements and amends the proxy statement filed with the Securities and Exchange Commission on April 4, 2023 (the “Proxy Statement”) relating to the proxies being solicited by the Board of Directors of Lear Corporation (“Lear” or the “Company”) in connection with the 2023 Annual Meeting of Stockholders to be held on May 18, 2023 (the “Annual Meeting”). This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

Appointment of Proxy Solicitor

Subsequent to the filing of the Proxy Statement, Lear engaged Okapi Partners, LLC (“Okapi”) to act as the Company’s proxy advisor to assist the Company in connection with the solicitation of proxies for the Annual Meeting, and at any adjournments or postponements thereof. The Company has agreed to pay Okapi an aggregate fee not to exceed $50,000.